UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

CHF Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHFS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) At the annual meeting of stockholders (the “Annual Meeting”) of the Company held on May 23, 2019, stockholders (i) elected two Class III director nominees to the Company’s board of directors to serve three-year terms, and (ii) approved, on an advisory basis, Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

For Proposal 1, the two nominees receiving the highest number of “FOR” votes at the annual meeting were elected as directors. Proposal 2 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement filed on April 9, 2019 with the Securities and Exchange Commission.

A total of 1,567,829 shares of the Company’s common stock were present at the meeting in person or by proxy, which represents approximately 75.78% of the shares of common stock outstanding as of the record date for the Annual Meeting.

(b) The results of the voting are shown below.

Proposal 1—Election of Directors
Class III Nominees	Votes For	Votes Against	Votes Abstain
John L Erb	298,301	38,186	7,428
Gregory D. Waller	298,912	37,123	7,880

Proposal 2—Advisory Approval of Independent Registered Public Accounting Firm for the year ending December 31, 2019
Votes For	Votes Against	Votes Abstain
1,428,014	65,080	74,735

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2019	CHF SOLUTIONS, INC.

	By:	/S/ CLAUDIA DRAYTON

	Name:	Claudia Drayton
	Title:	Chief Financial Officer